Exhibit 99.1

Aterian Reports Third Quarter 2022 Results

Reports Third Quarter 2022 Net Revenue of $66.3 Million

Targeting Adjusted EBITDA Profitability in the Second Half of 2023 Driven Primarily by Improving International Shipping Rates and Cost Reductions

NEW YORK, November 8, 2022 – Aterian, Inc. (Nasdaq: ATER) (“Aterian” or the “Company”) today announced results for the third quarter ended September 30, 2022.

Third Quarter 2022 Highlights

●
Third quarter 2022 net revenue declined 2.6% to $66.3 million, compared to $68.1 million in the third quarter of 2021.
●
Third quarter 2022 gross margin declined to 45.5%, compared to 50.2% in the third quarter of 2021, primarily due to the liquidation of high priced excess inventory.
●
Third quarter 2022 contribution margin declined to 1.1% from 12.1% in the third quarter of 2021, primarily due to the liquidation of high priced excess inventory.
●
Third quarter 2022 operating loss of $(108.9) million increased, compared to a loss of $(7.5) million in the third quarter of 2021. Third quarter 2022 operating loss includes a gain of $0.8 million from the change in fair value of earn-out liabilities, a non-cash loss of $(90.9) million from the impairment on goodwill, a non-cash loss of $(3.1) million on the impairment on intangibles and $(2.9) million of non-cash stock compensation while third quarter 2021 operating loss included a gain of $4.2 million from the change in fair value of earn-out liabilities and $(9.6) million of non-cash stock compensation.
●
Third quarter 2022 net loss of $(116.9) million increased from $(110.6) million in the third quarter of 2021. Third quarter 2022 net loss includes a gain of $5.5 million in net charges from the changes in fair value of warrants, a loss of $(12.8) million from the derivative related to offering of common stock, $(2.9) million of non-cash stock compensation, a gain of $0.8 million from the change in fair value of earn-out liabilities, a non-cash loss of $(90.9) million from the impairment on goodwill, and a non-cash loss of $(3.1) million on the impairment on intangibles, while third quarter 2021 included a loss of $(107.0) million from extinguishment of debt, a gain of $8.1 million from the change in fair value of warrants, and a gain of $1.4 million associated with a derivative liability from our term loan, a gain of $4.2 million from the change in fair value of earn-out liabilities and $(9.6) million of non-cash stock compensation.
●
Third quarter 2022 adjusted EBITDA of $(9.1) million declined as compared to $0.7 million in the third quarter of 2021.
●
Launched one new product in the third quarter of 2022 compared with zero new products launched in the third quarter of 2021.
●
Total cash balance at September 30, 2022 was $26.0 million.

“Shipping costs have cast a cloud over ecommerce for an extended period, but last week we loaded containers from China at approximately a 90 percent discount to the costs we incurred in the second half of 2021,” commented Yaniv Sarig, CEO of Aterian. "With these costs continuing to normalize, we can begin transitioning from defense to offense. We plan to close the year by continuing what we did in this past quarter: aggressively liquidating higher cost inventory, extending market share of our leading products, and charting a path to sustainable contribution margins and positive Adjusted EBITDA. The austere operating conditions arising out of the pandemic have increased the universe of potential M&A targets, and we continue to evaluate attractively valued opportunities.”

Fourth Quarter 2022 Outlook

For the fourth quarter of 2022, taking into account the current global environment and rising inflation, we believe that net revenue will be between $45 million and $55 million.

Non-GAAP Financial Measures

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Non-GAAP Financial Measures and Reconciliations” section below. The most directly comparable financial measure presented in accordance with GAAP to EBITDA and Adjusted EBITDA is net loss. We are unable to reconcile the forward-looking statements of EBITDA and Adjusted EBITDA in this press release to their nearest GAAP measures because the nearest GAAP financial measures are not accessible on a forward-looking basis and reconciling information is not available without unreasonable effort.

Webcast and Conference Call Information

Aterian will host a conference call to discuss financial results today, November 8, 2022, at 5:00 p.m. Eastern Time, which will be accessible by telephone and the internet. To access the call, participants from within the U.S. should dial (833) 636-1351 and participants from outside the U.S. should dial (412) 902-4267 and ask to be joined into the Aterian, Inc. call. Participants may also access the call through a live webcast at https://ir.aterian.io. The archived online replay will be available for a limited time after the call in the Investors Relations section of the Aterian website.

About Aterian, Inc.

Aterian, Inc. (Nasdaq: ATER) is a leading technology-enabled consumer product platform that builds, acquires, and partners with best-in-class e-commerce brands by harnessing proprietary software and an agile supply chain to create top selling consumer products. The Company’s cloud-based platform, Artificial Intelligence Marketplace Ecommerce Engine (AIMEE™), leverages machine learning, natural language processing and data analytics to streamline the management of products at scale across the world's largest online marketplaces with a focus on Amazon, Shopify and Walmart. Aterian has thousands of SKUs across its many owned and operated brands and sells products in multiple categories, including home and kitchen appliances, health and wellness, beauty and consumer electronics.

Forward Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our expected net revenue for the fourth quarter of 2022; regarding our target of achieving adjusted EBITDA profitability in the second half of 2023; our ability to extend market share and reduce costs; expected changes in the cost of shipping containers and shipping rates; our expectations regarding the transition of our business strategy from offense to defense; our expectations regarding contribution margin and adjusted EBITDA; our ability to manage our inventory, including through liquidation of inventory; and our expectations around our M&A opportunities. These forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties and other factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to the global shipping disruptions, our ability to continue as a going concern, our ability to meet financial covenants with our lenders, our ability to create operating leverage and efficiency when integrating companies that we acquire or have acquired, including through the use of our team’s expertise, the economies of scale of our supply chain and automation driven by our platform; those related to our ability to grow internationally and through the launch of products under our brands and the acquisition of additional brands; those related to the impact of COVID-19, the war in the Ukraine, the rising tensions between China and Taiwan and other macroeconomic factors, including their impact on consumer demand, our cash flows, financial condition, forecasting and revenue growth rate; our supply chain including sourcing, manufacturing, warehousing and fulfillment; our ability to manage expenses, working capital and capital expenditures efficiently; our business model and our technology platform; the impact of intangible assets such as goodwill, and other impairments; disruptions to the Company's information technology systems, including but not limited to potential or actual security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; our ability to disrupt the consumer products industry; our ability to maintain and grow market share in existing and new product categories; our ability to generate profitability and stockholder value; international tariffs and trade measures; inventory management, product liability claims, recalls or other safety and regulatory concerns; reliance on third party online marketplaces; seasonal and quarterly variations in our revenue and expenses; acquisitions of other companies and technologies and our ability to successfully integrate such companies and technologies with our business; our ability to continue to access debt and equity capital (including on terms advantageous to the Company) and the extent of our leverage; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), all of which you may obtain for free on the SEC’s website at www.sec.gov.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:

Ilya Grozovsky

Vice President of Investor Relations & Corp. Development

Aterian, Inc.

ilya@aterian.io

917-905-1699

ATERIAN, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data)

	December 31, 2021	September 30, 2022
ASSETS
CURRENT ASSETS:
Cash	$30,317	$25,997
Accounts receivable—net	10,478	4,933
Inventory	63,045	60,457
Prepaid and other current assets	21,034	10,459
Total current assets	124,874	101,846
PROPERTY AND EQUIPMENT—net	1,254	856
GOODWILL—net	119,941	—
OTHER INTANGIBLES—net	64,955	56,265
OTHER NON-CURRENT ASSETS	2,546	2,564
TOTAL ASSETS	$313,570	$161,531
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Credit facility	$32,845	$23,919
Accounts payable	21,716	13,491
Seller notes	7,577	2,326
Contingent earn-out liability	3,983	—
Warrant liability	—	6,308
Accrued and other current liabilities	17,621	14,533
Total current liabilities	83,742	60,577
OTHER LIABILITIES	360	1,673
CONTINGENT EARN-OUT LIABILITY	5,240	—
Total liabilities	89,342	62,250
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, par value $0.0001 per share—500,000,000 shares authorized and 55,090,237 shares outstanding at December 31, 2021; 500,000,000 shares authorized and 69,540,749 shares outstanding at September 30, 2022	5	7
Additional paid-in capital	653,650	705,775
Accumulated deficit	(428,959)	(604,946)
Accumulated other comprehensive loss	(468)	(1,555)
Total stockholders’ equity	224,228	99,281
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$313,570	$161,531

See notes to condensed consolidated financial statements.

ATERIAN, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2022	2021	2022
NET REVENUE	$68,121	$66,326	$184,446	$166,268
COST OF GOODS SOLD	33,946	36,135	91,464	81,118
GROSS PROFIT	34,175	30,191	92,982	85,150
OPERATING EXPENSES:
Sales and distribution	32,337	33,792	96,716	88,632
Research and development	2,767	1,706	7,220	4,582
General and administrative	10,843	10,369	31,807	29,481
Impairment loss on goodwill	—	90,921	—	119,941
Impairment loss on intangibles	—	3,118	—	3,118
Change in fair value of contingent earn-out liabilities	(4,245)	(774)	(11,949)	(5,240)
TOTAL OPERATING EXPENSES:	41,702	139,132	123,794	240,514
OPERATING LOSS	(7,527)	(108,941)	(30,812)	(155,364)
INTEREST EXPENSE—net	2,786	904	11,877	2,043
GAIN ON EXTINGUISHMENT OF SELLER NOTE	—	—	—	(2,012)
LOSS ON INITIAL ISSUANCE OF EQUITY	—	12,834	—	18,669
CHANGE IN FAIR VALUE OF DERIVATIVE LIABILITY	1,360	—	3,254	—
LOSS ON EXTINGUISHMENT OF DEBT	106,991	—	136,763	—
CHANGE IN FAIR VALUE OF WARRANT LIABILITY	(8,134)	(5,528)	26,455	2,365
LOSS ON INITIAL ISSUANCE OF WARRANT	—	—	20,147	—
OTHER EXPENSE (INCOME)	5	(174)	43	(199)
LOSS BEFORE INCOME TAXES	(110,535)	(116,977)	(229,351)	(176,230)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	21	(75)	64	(243)
NET LOSS	$(110,556)	$(116,902)	$(229,415)	$(175,987)
Net loss per share, basic and diluted	$(3.13)	$(1.81)	$(7.55)	$(2.78)
Weighted-average number of shares outstanding, basic and diluted	35,359,999	64,648,650	30,383,375	63,397,196

See notes to condensed consolidated financial statements.

ATERIAN, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2021	2022
OPERATING ACTIVITIES:
Net loss	$(229,415)	$(175,987)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,757	5,763
Provision for sales returns	398	134
Amortization of deferred financing costs and debt discounts	7,730	321
Issuance of common stock	—	43
Stock-based compensation	21,330	11,854
Gain from increase of contingent earn-out liability fair value	(11,949)	(5,240)
Loss in connection with the change in warrant fair value	26,455	2,365
Loss from extinguishment of High Trail December 2020 and February 2021 Term Loan	28,240	—
Loss from extinguishment of High Trail April 2021 Term Loan	106,991	—
Loss from embedded derivative related to term loan	3,254	—
Loss from extinguishment of Credit Facility	1,532	—
Loss on initial issuance of warrant	20,147	—
Gain in connection with settlement of note payable	—	(2,012)
Loss on initial issuance of equity	—	18,669
Impairment loss on goodwill	—	119,941
Impairment loss on intangibles		3,118
Allowance for doubtful accounts and other	4,597	219
Changes in assets and liabilities:
Accounts receivable	(3,765)	5,326
Inventory	(27,531)	2,588
Prepaid and other current assets	(7,219)	3,351
Accounts payable, accrued and other liabilities	13,999	(9,994)
Cash used in operating activities	(40,449)	(19,541)
INVESTING ACTIVITIES:
Purchase of fixed assets	(14)	(29)
Purchase of Healing Solutions assets	(15,250)	—
Purchase of Photo Paper Direct, net of cash acquired	(10,583)	—
Purchase of Squatty Potty assets	(19,040)	—
Cash used in investing activities	(44,887)	(29)
FINANCING ACTIVITIES:
Proceeds from warrant exercise	9,051	—
Proceeds from cancellation of warrant	16,957	—
Proceeds from equity offering, net of issuance costs	36,735	—
Proceeds from equity offering	8,749	27,007
Repayments on note payable to Smash	(9,254)	(2,868)
Borrowings from MidCap credit facility	14,630	107,678
Repayments for MidCap credit facility	(28,274)	(116,924)
Deferred financing costs from MidCap credit facility	(151)	—
Repayments for High Trail December 2020 Note and February 2021 Note	(59,500)	—
Borrowings from High Trail February 2021 Note and warrants	14,025	—
Repayments for High Trail April 2021 Note	(10,139)	—
Borrowings from High Trail April 2021 Note and warrants	110,000
Debt issuance costs from High Trail February 2021 Note	(1,462)	—
Debt issuance costs from High Trail April 2021 Note	(2,202)	—
Payment for squatty earn-out	(3,988)	(3,983)
Insurance obligation payments	(2,329)	(1,778)
Insurance financing proceeds	2,424	2,099
Cash provided by financing activities	95,272	11,231
EFFECT OF EXCHANGE RATE ON CASH	(434)	(936)
NET CHANGE IN CASH AND RESTRICTED CASH FOR PERIOD	9,502	(9,275)
CASH AND RESTRICTED CASH AT BEGINNING OF PERIOD	30,097	38,315
CASH AND RESTRICTED CASH AT END OF PERIOD	$39,599	$29,040
RECONCILIATION OF CASH AND RESTRICTED CASH
CASH	$37,470	$25,997
RESTRICTED CASH—Prepaid and other assets	2,000	2,914
RESTRICTED CASH—Other non-current assets	129	129
TOTAL CASH AND RESTRICTED CASH	$39,599	$29,040

ATERIAN, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$4,989	$1,409
Cash paid for taxes	$41	$58
Non-cash consideration paid to contractors	$4,032	$1,137
Modification of warrants between equity and liability	$75,826	$—
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Original issue discount	$2,475	$—
Fair value of contingent consideration	$20,971	$—
Discount of debt relating to warrants issuance	$50,695	$—
Notes Payable of acquisition	$16,550	$—
Issuance of common stock in connection with Healing Solutions and Photo Paper Direct acquisitions	$50,529	$—
Issuance of common stock - debt repayment	$125,562	$—
Issuance of common stock related to exercise of warrants	$—	$767
Fair value of warrants issued in connection with equity offering	$—	$18,982
Issuance of Common Stock	$—	$43
Exercise of prefunded warrants	$—	$15,039

See notes to condensed consolidated financial statements.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and accompanying tables include certain non-GAAP financial measures. The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented exclude the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of our on-going core operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP.

Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by us may be different from the non-GAAP financial measures used by other companies.

We have presented the following non-GAAP measures to assist investors in understanding our core net operating results on an on-going basis: (i) Contribution Margin; (ii) Contribution margin as a percentage of net revenue; (iii) EBITDA (iv) Adjusted EBITDA; and (v) Adjusted EBITDA as a percentage of net revenue. These non-GAAP financial measures may also assist investors in making comparisons of our core operating results with those of other companies.

As used herein, Contribution margin represents gross profit less amortization of inventory step-up from acquisitions (included in cost of goods sold) and e-commerce platform commissions, online advertising, selling and logistics expenses (included in sales and distribution expenses). As used herein, Contribution margin as a percentage of net revenue represents Contribution margin divided by net revenue. As used herein, EBITDA represents net loss plus depreciation and amortization, interest expense, net and provision for income taxes. As used herein, Adjusted EBITDA represents EBITDA plus stock-based compensation expense, changes in fair-market value of earn-outs, amortization of inventory step-up from acquisitions (included in cost of goods sold), changes in fair-market value of warrant liability, professional fees and transition costs related to acquisitions, loss from extinguishment of debt, impairment of goodwill, loss on initial issuance of equity, litigation reserve and other expenses, net. As used herein, Adjusted EBITDA as a percentage of net revenue represents Adjusted EBITDA divided by net revenue. Contribution margin, EBITDA and Adjusted EBITDA do not represent and should not be considered as alternatives to loss from operations or net loss, as determined under GAAP.

We present Contribution margin and Contribution margin as a percentage of net revenue, as we believe each of these measures provides an additional metric to evaluate our operations and, when considered with both our GAAP results and the reconciliation to gross profit, provides useful supplemental information for investors. Specifically, Contribution margin and Contribution margin as a percentage of net revenue are two of our key metrics in running our business. All product decisions made by us, from the approval of launching a new product and to the liquidation of a product at the end of its life cycle, are measured primarily from Contribution margin and/or Contribution margin as a percentage of net revenue. Further, we believe these measures provide improved transparency to our stockholders to determine the performance of our products prior to fixed costs as opposed to referencing gross profit alone.

In the reconciliation to calculate contribution margin, we add e-commerce platform commissions, online advertising, selling and logistics expenses (“sales and distribution variable expense”), to gross margin to inform users of our financial statements of what our product profitability is at each period prior to fixed costs (such as sales and distribution expenses such as salaries as well as research and development expenses and general administrative expenses). By excluding these fixed costs, we believe this allows users of our financial statements to understand our products’ performance and allows them to measure our products’ performance over time.

We present EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue because we believe each of these measures provides an additional metric to evaluate our operations and, when considered with both our GAAP results and the reconciliation to net loss, provide useful supplemental information for investors. We use these measures with financial measures prepared in accordance with GAAP, such as sales and gross margins, to assess our historical and prospective operating performance, to provide meaningful comparisons of operating performance across periods, to enhance our understanding of our operating performance and to compare our performance to that of our peers and competitors. We believe EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue are useful to investors in assessing the operating performance of our business without the effect of non-cash items.

Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue should not be considered in isolation or as alternatives to net loss, loss from operations or any other measure of financial performance calculated and prescribed in accordance with GAAP. Neither EBITDA, Adjusted EBITDA or Adjusted EBITDA as a percentage of net revenue should be considered a measure of discretionary cash available to us to invest in the growth of our business. Our Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue may not be comparable to similarly titled measures in other organizations because other organizations may not calculate Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA or Adjusted EBITDA as a percentage of net revenue in the same manner as we do. Our presentation of Contribution margin and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by the expenses that are excluded from such terms or by unusual or non-recurring items.

We recognize that EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue, have limitations as analytical financial measures. For example, neither EBITDA nor Adjusted EBITDA reflects:

●
our capital expenditures or future requirements for capital expenditures or mergers and acquisitions;
●
the interest expense or the cash requirements necessary to service interest expense or principal payments, associated with indebtedness;
●
depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, or any cash requirements for the replacement of assets;
●
changes in cash requirements for our working capital needs; or
●
changes in fair value of contingent earn-out liabilities, warrant liabilities, and amortization of inventory step-up from acquisitions (included in cost of goods sold).

Additionally, Adjusted EBITDA excludes non-cash expense for stock-based compensation, which is and is expected to remain a key element of our overall long-term incentive compensation package.

We also recognize that Contribution margin and Contribution margin as a percentage of net revenue have limitations as analytical financial measures. For example, Contribution margin does not reflect:

●
general and administrative expense necessary to operate our business;
●
research and development expenses necessary for the development, operation and support of our software platform;
●
the fixed costs portion of our sales and distribution expenses including stock-based compensation expense; or
●
changes in fair value of contingent earn-out liabilities, warrant liabilities, and amortization of inventory step-up from acquisitions (included in cost of goods sold).

Adjusted EBITDA

EBITDA represents net loss plus depreciation and amortization, interest expense, net and provision for income taxes. Adjusted EBITDA represents EBITDA plus stock-based compensation expense, changes in fair-market value of earn-outs, amortization of inventory step-up from acquisitions (included in cost of goods sold), change in fair-market value of warrant liability, professional fees and transition costs related to acquisitions, loss from extinguishment of debt, impairment of goodwill, loss on initial issuance of equity, litigation reserve and other expenses, net. As used herein, Adjusted EBITDA as a percentage of net revenue represents Adjusted EBITDA divided by net revenue.

The following table provides a reconciliation of EBITDA and Adjusted EBITDA to net loss, which is the most directly comparable financial measure presented in accordance with GAAP:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2022	2021	2022
	(in thousands, except percentages)
Net loss	$(110,556)	$(116,902)	$(229,415)	$(175,987)
Add:
Provision for (benefit from) income taxes	21	(75)	64	(243)
Interest expense, net	2,786	904	11,877	2,043
Depreciation and amortization	1,872	1,869	4,757	5,763
EBITDA	(105,877)	(114,204)	(212,717)	(168,424)
Other expense (income), net	5	(174)	43	(199)
Impairment loss on goodwill	—	90,921	—	119,941
Impairment loss on intangibles	—	3,118	—	3,118
Change in fair value of contingent earn-out liabilities	(4,245)	(774)	(11,949)	(5,240)
Amortization of inventory step-up from acquisitions (included in cost of goods sold)	875	—	4,916	—
Gain on extinguishment of seller note	—	—	—	(2,012)
Loss on initial issuance of equity	—	12,834	—	18,669
Change in fair value of derivative liability	1,360	—	3,254	—
Loss on extinguishment of debt	106,991	—	136,763	—
Change in fair market value of warrant liability	(8,134)	(5,528)	26,455	2,365
Loss on initial issuance of warrant	—	—	20,147	—
Professional fees related to acquisitions	53	—	1,450	—
Litigation reserve	—	1,800	—	2,600
Transition cost from acquisitions	130	—	1,314	—
Transition cost from Photo Paper Direct acquisition	—	—	696	—
Reserve on dispute with PPE supplier	—	—	4,100	—
Stock-based compensation expense	9,570	2,943	21,330	11,854
Adjusted EBITDA	$728	$(9,064)	$(4,198)	$(17,328)
Net loss as a percentage of net revenue	(162.3)%	(176.3)%	(124.4)%	(105.8)%
Adjusted EBITDA as a percentage of net revenue	1.1%	(13.7)%	(2.3)%	(10.4)%

Contribution Margin

Contribution margin represents gross profit less amortization of inventory step-up from acquisitions (included in cost of goods sold) and e-commerce platform commissions, online advertising, selling and logistics expenses (included in sales and distribution expenses). Contribution margin as a percentage of net revenue represents Contribution margin divided by net revenue. The following table provides a reconciliation of Contribution margin to gross profit and Contribution margin as a percentage of net revenue to gross profit as a percentage of net revenue, which are the most directly comparable financial measures presented in accordance with GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2022	2021	2022
	(in thousands, except percentages)
Gross Profit	$34,175	$30,191	$92,982	$85,150
Add:
Amortization of inventory step-up from acquisitions (included in cost of goods sold)	875	—	4,916	—
Less:
E-commerce platform commissions, online advertising, selling and logistics expenses	(26,818)	(29,448)	(77,870)	(74,927)
Contribution margin	$8,232	$743	$20,028	$10,223
Gross Profit as a percentage of net revenue	50.2%	45.5%	50.4%	51.2%
Contribution margin as a percentage of net revenue	12.1%	1.1%	10.9%	6.1%

Each of our products typically goes through the Launch phase and depending on its level of success is moved to one of the other phases as further described below:

i.
Launch phase: During this phase, we leverage our technology to target opportunities identified using AIMEE (Artificial Intelligence Marketplace e-Commerce Engine) and other sources. This phase also includes revenue from new product variations and relaunches. During this period of time, due to the combination of discounts and investment in marketing, our net margin for a product could be as low as approximately negative 35%. Net margin is calculated by taking net revenue less the cost of goods sold, less fulfillment, online advertising and selling expenses. These costs primarily reflect the estimated variable costs related to the sale of a product.
ii.
Sustain phase: Our goal is for every product we launch to enter the sustain phase and become profitable, with a target average of positive 15% net margin, within approximately three months of launch on average. Net margin primarily reflects a combination of manual and automated adjustments in price and marketing spend.
iii.
Liquidate phase: If a product does not enter the sustain phase or if the customer satisfaction of the product (i.e., ratings) is not satisfactory, then it will go to the liquidate phase and we will sell through the remaining inventory. Products can also be liquidated as part of inventory normalization especially when steep discounts are required.

The following tables break out our third quarter 2021 and 2022 results of operations by our product phases:

	Three months ended September 30, 2021 (in thousands) (unaudited)
	Sustain	Launch	Liquidate/ Other	Fixed Costs	Stock-based compensation expense	Total
NET REVENUE	$59,754	$5,336	$3,031	$—	$—	$68,121
COST OF GOODS SOLD	28,313	3,275	2,358	—	—	33,946
GROSS PROFIT	31,441	2,061	673	—	—	34,175
OPERATING EXPENSES:
Sales and distribution	22,818	2,887	1,113	3,075	2,444	32,337
Research and development	—	—	—	991	1,776	2,767
General and administrative	—	—	—	5,493	5,350	10,843
Change in fair value of contingent earn-out liabilities	—	—	—	(4,245)	—	(4,245)

	Three months ended September 30, 2022 (in thousands) (unaudited)
	Sustain	Launch	Liquidate/ Other	Fixed Costs	Stock-based compensation expense	Total
NET REVENUE	$54,164	$1,625	$10,537	$—	$—	$66,326
COST OF GOODS SOLD	25,350	943	9,841	—	—	36,135
GROSS PROFIT	28,813	682	696	—	—	30,191
OPERATING EXPENSES:
Sales and distribution	23,181	803	5,463	3,345	999	33,792
Research and development	—	—	—	1,195	511	1,706
General and administrative	—	—	—	8,937	1,433	10,370
Impairment loss on goodwill	—	—	—	90,921	—	90,921
Impairment loss on intangibles	—	—	—	3,118	—	3,118
Change in fair value of contingent earn-out liabilities	—	—	—	(774)	—	(774)

	Nine months ended September 30, 2021 (in thousands) (unaudited)
	Sustain	Launch	Liquidate/ Other	Fixed Costs	Stock-based compensation expense	Total
NET REVENUE	$163,466	$12,292	$8,688	$—	$—	$184,446
COST OF GOODS SOLD	74,173	8,191	9,100	—	—	91,464
GROSS PROFIT	89,293	4,101	(412)	—	—	92,982
OPERATING EXPENSES:
Sales and distribution	67,046	6,415	43,963	13,891	4,968	96,716
Research and development	—	—	—	3,340	3,880	7,220
General and administrative	—	—	—	19,325	12,482	31,807
Change in fair value of contingent earn-out liabilities	—	—	—	(11,949)	—	(11,949)

	Nine months ended September 30, 2022 (in thousands) (unaudited)
	Sustain	Launch	Liquidate/ Other	Fixed Costs	Stock-based compensation expense	Total
NET REVENUE	$146,207	$3,804	$16,257	$—	$—	$166,268
COST OF GOODS SOLD	65,358	2,096	13,663	—	—	81,118
GROSS PROFIT	80,849	1,707	2,593	—	—	85,150
OPERATING EXPENSES:
Sales and distribution	63,295	1,971	9,661	9,477	4,228	88,632
Research and development	—	—	—	3,164	1,418	4,582
General and administrative	—	—	—	23,272	6,210	29,482
Impairment loss on goodwill	—	—	—	119,941	—	119,941
Impairment loss on intangibles	—	—	—	3,118	—	3,118
Change in fair value of contingent earn-out liabilities	—	—	—	(5,240)	—	(5,240)